Exhibit 10(e), Form 10-K
                                           Kansas City Life
                                           Insurance Company











               KANSAS CITY LIFE INSURANCE COMPANY

                    LONG-TERM INCENTIVE PLAN









                DESCRIPTION OF PLAN FOR 1994-1996









                        JANUARY 19, 1994

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KANSAS CITY LIFE 1994-1996 LONG-TERM INCENTIVE PLAN





                     GENERAL CONSIDERATIONS

ELIGIBLE EMPLOYEES

The Long-Term Incentive (LTI) Plan is a cash based incentive program designed to cover a performance period from January 1, 1994 through December 31, 1996.

The Plan covers the following positions:

   President
   Senior Vice Presidents
      (exception of SVP Market Research)
   Vice President/General Counsel
   President, Sunset Life

AWARDS

It is the objective of the Plan to pay awards in January, 1997.

The following describes the awards as a percent of salary of the participants as of December 31, 1996:

                             Threshold      Target      Maximum

   President (KCL)              36%           54%         90%

   SVPs, VP/Gen Counsel
     and President (SSL)        30%           45%         75%

Awards earned between threshold and maximum will be prorated between award levels.

PAYOUTS

The estimated payouts under the LTI Plan are as follows:

                          Minimum  Threshold   Target   Maximum

   President (KCL)           0      149,981   224,972    374,954

   SVPs, VP/Gen Counsel
     and President (SSL)     0      373,640   560,459    934,099

       Total                 0      523,621   785,431  1,309,053

STOCKHOLDER PROTECTION

Kansas City Life's statutory capital and surplus as a percent of assets must be maintained at a minimum of 9% over the three year period in order for the Plan participants to receive an award. For this calculation, the asset valuation reserve is included with statutory capital and surplus and is then calculated as a percent of assets.

This calculation has yielded the following results for prior years:

                       1991         9.25%
                       1992        10.14%
                       1993         9.53%

GOALS

The LTI Plan award is based on the achievement of an average three year GAAP Return on Equity. A target goal of 8% has been established for this Plan.

The income figures that will be used in this ROE calculation will exclude capital gains and losses, nonrecurring items and will be adjusted to eliminate the effects of FAS 115 adjustments. The ROE calculation will be made by dividing income by the "beginning of year" equity.

The ROE calculation for prior years is as follows:

                       1991           8.8%
                       1992           9.6%
                       1993           7.4%

The following matrix describes the award level for various returns on equity:

     Award Level       Threshold       Target       Maximum

      Average
     3 year ROE           7.5%           8%            9%
     1994-1996

The actual average ROE earned between 7.5% and 9% will be used to prorate the awards.



                 PLAN ADMINISTRATION GUIDELINES

NEW HIRE

A senior executive hired during the first two years of the Plan will be eligible to participate in the Plan effective with his/her date of hire. The executive will receive a prorata award from the Plan for the period in which he/she participated. An executive hired in the last year of the Plan will not participate until the next Plan cycle.

PROMOTION FROM NON-INCENTIVE ELIGIBLE POSITION
TO INCENTIVE ELIGIBLE POSITION

An executive promoted in these circumstances during the first two years of the Plan will be eligible to participate in the Plan effective with his/her date of promotion. The executive will receive a prorata award from the Plan for the period in which he/she participated. An executive promoted in the final year of the Plan cycle will not participate until the next Plan cycle.

TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT

The executive will receive a prorata award from the Plan for the cycle in which the event occurred.

TERMINATION FOR ANY OTHER REASON

No award will be made from the Plan for the cycle in which the termination occurred.

Award determination for any other change in status (e.g., demotion, layoff, etc.) will be made on a case-by-case basis by the President and the Compensation Committee of the Board.



                    LONG-TERM INCENTIVE PLAN

                   ROE FOR 1994, 1995 AND 1996

                          Adjusted          Earnings Without
                        Net Earnings      Capital Gains/Losses

    5 Year Average           9.8                  8.0

   10 Year Average           9.5                  7.9

   14 Year Average           9.9                  8.9